UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 6, 2009

MasterCard Incorporated

(Exact name of registrant as specified in its charter)

Delaware	001-32877	13-4172551
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 Purchase Street Purchase, New York	10577
(Address of principal executive offices)	(Zip Code)

(914) 249-2000

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

As part of a review of its presentation of certain of its financial information, MasterCard Incorporated (the “Company”) today stated that it will: (1) modify its presentation of details of the Company’s major revenue categories included within the Management’s Discussion and Analysis of Financial Condition and Results of Operations (the “MD&A”) section of future filings with the U.S. Securities and Exchange Commission (the “SEC”) and (2) reclassify certain cardholder-related enhancement expenses. In each case, the Company’s intent is to better align such information with the way in which management views the underlying drivers of the business and analyzes the Company’s results of operations.

The modifications to the presentation within the MD&A of the detail of the Company’s revenue categories will not result in any changes to the Company’s historical financial statements and will have no effect on the overall calculation of net revenue presented in future financial statements. The reclassification of certain cardholder-related enhancement expenses will not result in any impact to the Company’s overall operating expenses.

Prospectively, the Company will report information regarding the composition of its net revenues within the MD&A using the following four major revenue categories and one combined contra-revenue line:

1.	Domestic Assessments;

2.	Cross-Border Volume Fees;

3.	Transaction Processing Fees;

4.	Other Revenues; and

5.	Rebates and Incentives (contra-revenue).

A more detailed description of these categories is attached hereto as Exhibit 99.1. An explanation of the changes from the historical to modified presentation of revenue streams is attached hereto as Exhibit 99.2. Both of these exhibits are incorporated herein by reference.

Cardholder-related enhancement expenses, which were previously classified as advertising and marketing expenses, will now be included in general and administrative expenses. These cardholder benefit program expenses, such as insurance and card replacements, were previously deemed promotional features of the cards and over time have become standard product offerings in certain card categories.

The historical presentation in the Company’s SEC filings will be modified prospectively to conform to the new presentation, beginning with the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2009. For reference, historical financial information regarding the details of the Company’s revenue categories and the expense reclassifications on a quarterly basis for each of 2008, 2007 and 2006 are available on the Investor Relations section of the Company’s website: www.mastercard.com.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Description

99.1	Definitions of Net Revenues.

99.2	MasterCard Incorporated Changes to Net Revenues Presentation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MASTERCARD INCORPORATED

Date: April 6, 2009	By	/s/ Noah J. Hanft
Noah J. Hanft General Counsel, Chief Payment System Integrity & Compliance Officer and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Exhibit Description

99.1	Definitions of Net Revenues.

99.2	MasterCard Incorporated Changes to Net Revenues Presentation.